EXHIBIT 21.1


            List of Subsidiaries of Advanced Technical Products, Inc.

                                                      STATE OR JURISDICTION
         NAME OF SUBSIDIARY                             OF INCORPORATION
         ------------------                           ---------------------
      Technical Products Group, Inc.                        Delaware
      Alcore, Inc.                                          Delaware
      Lincoln Properties, Inc.                              Delaware
      Marion Properties, Inc.                               Delaware
      Deland Properties, Inc.                               Delaware
      Alcore Brigantine                                     France